Exhibit 99.2

COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following combined company unaudited pro forma condensed combined financial information and notes thereto have been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the Merger and the Debt Financing (each, as defined below). The Current Report on Form 8-K filed by Regal Rexnord Corporation, a Wisconsin corporation (“Regal Rexnord” or the “Company”), with the Securities and Exchange Commission (the “SEC”) on March 27, 2023, sets forth certain additional information regarding the completion of the Merger.
On March 27, 2023 (the “Closing Date”), in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of October 26, 2022 (as amended, supplemented or modified from time to time, the “Merger Agreement”), Regal Rexnord completed its previously announced acquisition of Altra Industrial Motion Corp., a Delaware corporation (“Altra”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Aspen Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Regal Rexnord (“Merger Sub”), merged with and into Altra (the “Merger”), with Altra surviving the Merger as a wholly owned subsidiary of Regal Rexnord.
The following combined company unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2023 and for the year ended December 31, 2022 give effect to the Merger and the Debt Financing as if they had occurred on January 2, 2022, the first day of Regal Rexnord’s fiscal year 2022. The combined company unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2023 combines the unaudited interim Condensed Consolidated Statement of Income (Loss) of Regal Rexnord for the three months ended March 31, 2023 and the unaudited results of operations of Altra for the period of January 1, 2023 through the Closing Date. The results of operations of Altra for the period from the Closing Date to March 31, 2023 were immaterial and will be reflected in Regal Rexnord’s results for the quarterly period ended June 30, 2023. The combined company unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2022 combines the audited Consolidated Statement of Income (Loss) of Regal Rexnord for the fiscal year ended December 31, 2022 with the audited Consolidated Statement of Operations of Altra for the fiscal year ended December 31, 2022. A pro forma condensed combined balance sheet is not required as the Merger has already been reflected in the historical Condensed Consolidated Balance Sheet as of March 31, 2023, included in Regal Rexnord’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 9, 2023 (the “Form 10-Q”).
The historical financial statements of Regal Rexnord and Altra have been adjusted in the accompanying combined company unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Merger and the Debt Financing in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).
The combined company unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the combined company unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Merger and the Debt Financing, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the combined company unaudited pro forma condensed combined financial information.
Differences between these preliminary estimates and the final acquisition accounting may arise during the applicable measurement period under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), and these differences could have a material impact on the accompanying combined company unaudited pro forma condensed combined financial statements and the combined company’s future results of operations.
The combined company unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the results of operations that would have been realized if the Merger and the Debt Financing had been completed on the dates set forth above, nor is it indicative of the future results of the combined company. The combined company’s actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The combined company unaudited pro forma condensed combined financial information should be read in conjunction with:
•The accompanying notes to the combined company unaudited pro forma condensed combined financial information;
•Regal Rexnord’s unaudited Condensed Consolidated Financial Statements as of and for the three months ended March 31, 2023 and the related notes, which are included in the Form 10-Q;
•The separate audited Consolidated Financial Statements of Regal Rexnord as of and for the fiscal year ended December 31, 2022 and the related notes, which are included in Regal Rexnord’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 24, 2023; and
•The separate audited Consolidated Financial Statements of Altra as of and for the fiscal year ended December 31, 2022 and the related notes, which are included in Altra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023 and amended on April 4, 2023.
Description of the Merger
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Altra’s common stock, par value $0.001 per share (“Altra Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) any shares held by either Regal Rexnord, Altra or Merger Sub, (ii) shares owned by any direct or indirect wholly owned subsidiary of Altra or Regal Rexnord, (iii) shares for which appraisal rights had been properly demanded according to Section 262 of the Delaware General Corporation Law and (iv) restricted shares of Altra Common Stock granted under Altra’s 2014 Omnibus Incentive Plan and subject to forfeiture conditions) was converted into the right to receive cash in the amount of $62.00 per share, without interest (the “Merger Consideration”).
The Merger Agreement generally provides that (1) each vested Altra stock option outstanding immediately prior to the Effective Time was canceled and converted into a cash payment equal to the intrinsic value of such option based on the Merger Consideration, (2) each unvested Altra stock option outstanding immediately prior to the Effective Time was converted into an award of stock options with respect to Regal Rexnord’s common stock with an intrinsic value equivalent to the intrinsic value of the Altra stock option based on the Merger Consideration, (3) each unvested Altra restricted stock unit outstanding, as of the Effective Time, that was subject solely to time-based vesting conditions was converted into an award of restricted stock units with respect to Regal Rexnord’s common stock with an equivalent value based on the Merger Consideration on substantially similar terms and conditions, (4) each unvested award of Altra restricted shares was converted into an award of cash of equivalent value based on the Merger Consideration on substantially similar terms and conditions, (5) each unvested Altra restricted stock unit outstanding, as of the Effective Time, that was subject to performance-based vesting conditions was converted into an award of time-based restricted stock with an equivalent value based on the Merger Consideration on substantially similar terms and conditions (with performance goals being deemed satisfied at specified levels) and (6) each vested Altra restricted stock unit outstanding as of the Effective Time was converted into the right to receive a cash payment based on the Merger Consideration.
Accounting for the Merger

The Merger was accounted for as a business combination using the acquisition method with Regal Rexnord as the accounting acquirer in accordance with ASC 805. Under this method of accounting, the Merger Consideration was allocated to Altra’s assets acquired and liabilities assumed based upon the assumption of their estimated fair values at the date of completion of the Merger. Differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired, and liabilities assumed were recorded as goodwill. Accordingly, the allocation of the Merger Consideration and related adjustments reflected in the combined company unaudited pro forma condensed combined financial information are preliminary and subject to revision throughout the measurement period based on a final determination of fair value. Refer to Note 1 – Basis of Presentation below for more information.
Description of the Debt Financing
On January 24, 2023, Regal Rexnord entered into an Indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as a trustee, relating to the issuance by Regal Rexnord of $1,100.0 million aggregate principal amount of its 6.05% Senior Notes due 2026 (the “2026 Notes”), $1,250.0 million aggregate principal amount of its 6.05% Senior Notes due 2028 (the “2028 Notes”), $1,100.0 million aggregate principal amount of its 6.30% Senior Notes due 2030 (the “2030 Notes”) and $1,250.0 million aggregate principal amount of its 6.40% Senior Notes due 2033 (together with the 2026 Notes, the 2028 Notes and the 2030 Notes, collectively, the “Senior Notes”). The Senior Notes were issued and sold in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and persons outside the United States in accordance with Regulation S under the Securities Act. Pursuant to a registration rights agreement, Regal Rexnord agreed to use its commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Senior Notes for new notes, with terms substantially identical in all material respects to the Senior Notes and (ii) cause such registration statement to be declared effective under the Securities Act. If the exchange offer is not completed by July 17, 2024, or, in certain circumstances, upon written request from a holder of Senior Notes, Regal Rexnord will file, and will use its commercially reasonable efforts to cause to become effective, a shelf registration statement relating to resales of the Senior Notes.
On March 28, 2022, Regal Rexnord entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. as Administrative Agent and the lenders named therein, which was subsequently amended on November 17, 2022 (the “First Amendment”) and November 30, 2022 (the “Assumption Agreement”), which provided for an unsecured term loan facility in the initial principal amount of up to $550.0 million, maturing on March 28, 2027, which was upsized by $840.0 million on the Closing Date (the “Term Facility”).
Regal Rexnord received $4,647.0 million in net proceeds from the sale of the Senior Notes, after deducting the initial purchasers’ discounts and offering expenses, and drew down on their Term Facility in the amount of $840.0 million (collectively, the “Debt Financing”). On January 27, 2023, Regal Rexnord used a portion of the net proceeds from the Debt Financing to repay (1) $500.0 million of its existing 3.90% Private Placement notes (the “Private Placement Notes”) in full with no make-whole payments and (2) the outstanding borrowings under its existing Multicurrency Revolving Facility. Regal Rexnord used the remaining net proceeds from the Debt Financing and cash on hand to fund the Merger Consideration, repay certain of Altra’s outstanding indebtedness, and pay certain fees and expenses. Prior to the consummation of the Merger, Regal Rexnord used a portion of the proceeds from the Senior Notes offering and invested the remaining net proceeds of approximately $3.6 billion in interest bearing accounts.
The combined company unaudited pro forma condensed combined financial information will reflect the payment in full of the Private Placement Notes. Furthermore, the combined company unaudited pro forma condensed combined information will reflect the issuance of the Senior Notes and the $840.0 million draw on the Term Facility as if they both occurred on January 2, 2022, the first day of Regal Rexnord’s fiscal year 2022.

COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
For the Three Months Ended March 31, 2023
Amounts in Millions, except share and per share data

(in millions)	Regal Rexnord Historical Three Months Ended March 31, 2023	Altra After Reclassification January 1, 2023 to March 27, 2023 (Note 2)	Transaction Accounting Adjustments - Merger	(Note 4)	Transaction Accounting Adjustments - Debt Financing	(Note 4)	Pro Forma Combined
Net Sales	$1,224.1	$451.1	$-		$-		$1,675.2
Cost of Sales	826.0	290.1	4.4	(a)	-		1,120.5
Gross Profit (Loss)	398.1	161.0	(4.4)		-		554.7
Operating Expenses	329.2	104.6	30.6	(b)	-		464.4
Income (Loss) from Operations	68.9	56.4	(35.0)		-		90.3
Interest Expense	95.4	16.6	(16.3)	(c)	31.9	(c)	127.6
Interest Income	(31.9)	(1.0)	-		29.4	(d)	(3.5)
Other (Income) Expense, Net	(1.4)	0.1	-		-		(1.3)
Income (Loss) before Taxes	6.8	40.7	(18.7)		(61.3)		(32.5)
Provision (Benefit) for Income Taxes	12.3	0.9	(3.9)	(e)	(12.9)	(e)	(3.6)
Net (Loss) Income	(5.5)	39.8	(14.8)		(48.4)		(28.9)
Less: Net Income Attributable to Noncontrolling Interests	0.4	-	-		-		0.4
Net (Loss) Income Attributable to Common Shareholders	$(5.9)	$39.8	$(14.8)		$(48.4)		$(29.3)

(Loss) Earnings Per Share Attributable to Common Shareholders
Basic	$(0.09)						$(0.44)
Assuming Dilution	$(0.09)						$(0.44)

Weighted Average Number of Shares Outstanding
Basic	66.2					(f)	66.2
Assuming Dilution	66.6					(f)	66.6

See the accompanying notes to the combined company unaudited pro forma condensed combined financial information.

COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
For the Year Ended December 31, 2022
Amounts in Millions, except share and per share data

(in millions)	Regal Rexnord Historical Year Ended December 31, 2022	Altra After Reclassification Year Ended December 31, 2022 (Note 2)	Transaction Accounting Adjustments - Merger	(Note 4)	Transaction Accounting Adjustments - Debt Financing	(Note 4)	Pro Forma Combined
Net Sales	$5,217.9	$1,945.5	$-		$-		$7,163.4
Cost of Sales	3,548.2	1,256.9	81.7	(a)	-		4,886.8
Gross Profit (Loss)	1,669.7	688.6	(81.7)		-		2,276.6
Operating Expenses	978.4	435.0	128.6	(b)	-		1,542.0
Asset Impairments	0.9	13.2	-		-		14.1
Total Operating Expenses	979.3	448.2	128.6		-		1,556.1
Income (Loss) from Operations	690.4	240.4	(210.3)		-		720.5
Interest Expense	87.2	52.9	(51.8)	(c)	344.7	(c)	433.0
Interest Income	(5.2)	(1.4)	-		-		(6.6)
Other (Income) Expense, Net	(5.4)	(0.4)	-		-		(5.8)
Income (Loss) before Taxes	613.8	189.3	(158.5)		(344.7)		299.9
Provision (Benefit) for Income Taxes	118.9	62.3	(33.5)	(e)	(72.8)	(e)	74.9
Net Income (Loss)	494.9	127.0	(125.0)		(271.9)		225.0
Less: Net Income Attributable to Noncontrolling Interests	6.0	-	-		-		6.0
Net Income (Loss) Attributable to Common Shareholders	$488.9	$127.0	$(125.0)		$(271.9)		$219.0

Earnings Per Share Attributable to Common Shareholders
Basic	$7.33						$3.28
Assuming Dilution	$7.29						$3.26

Weighted Average Number of Shares Outstanding
Basic	66.7					(f)	66.7
Assuming Dilution	67.1					(f)	67.1

See the accompanying notes to the combined company unaudited pro forma condensed combined financial information.

NOTES TO THE COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 – Basis of Presentation
The combined company unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2023 and for the year ended December 31, 2022 give effect to the Merger and the Debt Financing as if they had occurred on January 2, 2022, the first day of Regal Rexnord’s fiscal year 2022 and combines the historical results of Regal Rexnord and Altra as applicable. The combined company unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2023 combines the unaudited interim Condensed Consolidated Statement of Income (Loss) of Regal Rexnord for the three months ended March 31, 2023 and the unaudited results of operations of Altra for the period of January 1, 2023 through the Closing Date. The results of operations of Altra for the period from the Closing Date to March 31, 2023 were immaterial and will be reflected in Regal Rexnord’s results for the quarterly period ended June 30, 2023. The combined company unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2022 combines the audited Consolidated Statement of Income (Loss) of Regal Rexnord for the fiscal year ended December 31, 2022 with the audited Consolidated Statement of Operations of Altra for the fiscal year ended December 31, 2022.
Regal Rexnord’s and Altra’s historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. As discussed in Note 2 – Regal Rexnord and Altra reclassification adjustments, certain reclassifications were made to align Regal Rexnord’s and Altra’s financial statement presentation.
The combined company unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Regal Rexnord as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical consolidated financial statements of Regal Rexnord and Altra. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of the Merger Consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The combined company unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dyssynergies, operating efficiencies or cost savings that may result from the Merger or any acquisition and integration costs that may be incurred. Regal Rexnord is not aware of any material transactions between it and Altra during the periods presented. Accordingly, adjustments to eliminate transactions between Regal Rexnord and Altra have not been reflected in the combined company unaudited pro forma condensed combined financial information.
Regal Rexnord believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger and the Debt Financing based on information available to Regal Rexnord’s management at this time and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the combined company unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise during the applicable measurement period under ASC 805, and these differences could have a material impact on the accompanying combined company unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.
Note 2 – Regal Rexnord and Altra reclassification adjustments
During the preparation of the combined company unaudited pro forma condensed combined financial information, Regal Rexnord’s management performed a preliminary analysis of Altra’s financial information to identify differences in Altra’s accounting policies as compared to those of Regal Rexnord and differences in Altra’s financial statement presentation as compared to the presentation of Regal Rexnord’s. Based on a review of the financial statement presentation, certain reclassification adjustments have been made to conform Altra’s historical financial statement presentation to Regal Rexnord’s financial statement presentation. Furthermore, Regal Rexnord completed a preliminary review of the accounting policies of Regal Rexnord and Altra. Regal Rexnord is not aware of any differences that would have a material impact on the combined company unaudited pro forma condensed combined financial information.

The following table presents the reconciliation of Altra’s unaudited results of operations for the period of January 1, 2023 through the Closing Date, to conform with Regal Rexnord’s unaudited interim Condensed Consolidated Statement of Income (Loss) for the three months ended March 31, 2023 (in millions):

Altra Presentation	Regal Rexnord Presentation	Altra (Historical)	Reclassification		Altra (Historical, after Reclassification)

Net Sales	Net Sales	$451.1	$-		$451.1
Cost of Sales	Cost of Sales	288.9	1.2	(iii)	290.1
Selling, General and Administrative Expenses		89.1	(89.1)	(i)	-
	Operating Expenses	-	104.6	(i) (ii) (iii)	104.6
Research and Development Expenses		15.3	(15.3)	(ii)	-
Restructuring Costs		1.4	(1.4)	(iii)	-
Interest Expense, net	Interest Expense	15.6	1.0	(iv)	16.6
	Interest Income	-	(1.0)	(iv)	(1.0)
Other Non Operating (Income)/Expense, net	Other (Income) Expense, net	0.1	-		0.1
Provision for Income Taxes	Provision (Benefit) for Income Taxes	0.9	-		0.9

(i) To reclassify $89.1 million of Selling, General and Administrative Expenses to Operating Expenses.
(ii) To reclassify $15.3 million of Research and Development Expenses to Operating Expenses.
(iii) To reclassify $1.2 million of Restructuring Costs to Cost of Sales and $0.2 million of Restructuring Costs to Operating Expenses.
(iv) To reclassify $1.0 million of Interest Expense, net to Interest Income.

The following table presents the reconciliation of Altra’s audited Consolidated Statement of Operations for the fiscal year ended December 31, 2022, to conform with Regal Rexnord’s audited Consolidated Statement of Income (Loss) for the fiscal year ended December 31, 2022 (in millions):

Altra Presentation	Regal Rexnord Presentation	Altra (Historical)	Reclassification		Altra (Historical, after Reclassification)

Net Sales	Net Sales	$1,945.5	$-		$1,945.5
Cost of Sales	Cost of Sales	1,252.6	4.3	(vii)	1,256.9
Selling, General and Administrative Expenses		370.0	(370.0)	(vi)	-
	Operating Expenses	-	435.0	(v) (vi) (vii)	435.0
Impairment Charges	Asset Impairments	13.2	-		13.2
Research and Development Expenses		64.1	(64.1)	(vi)	-
Restructuring Costs		5.2	(5.2)	(vii)	-
Interest Expense, net	Interest Expense	51.5	1.4	(viii)	52.9
	Interest Income	-	(1.4)	(viii)	(1.4)
Other Non Operating (Income)/Expense, net	Other (Income) Expense, net	(0.4)	-		(0.4)
Provision for Income Taxes	Provision (Benefit) for Income Taxes	62.3	-		62.3

(v) To reclassify $370.0 million of Selling, General and Administrative Expenses to Operating Expenses.
(vi) To reclassify $64.1 million of Research and Development Expenses to Operating Expenses.
(vii) To reclassify $4.3 million of Restructuring Costs to Cost of Sales and $0.9 million of Restructuring Costs to Operating Expenses.
(viii) To reclassify $1.4 million of Interest Expense, net to Interest Income.

Note 3 – Preliminary purchase price allocation

Regal Rexnord accounted for the completed Merger as a business combination in accordance with U.S. GAAP. Accordingly, the preliminary purchase price attributable to the Merger was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Refer to Note 3 – Acquisitions and Divestitures of the Form 10-Q for information on the preliminary purchase price, preliminary estimates of the fair value of the assets acquired and liabilities assumed and resulting Goodwill as of March 27, 2023.

Note 4 – Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Income (Loss)
Adjustments included in the Transaction Accounting Adjustments – Merger column and Transaction Accounting Adjustments – Debt Financing column in the accompanying combined company unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2023 and the year ended December 31, 2022 are as follows:
(a)Represents an adjustment to Cost of Sales, including the estimated fair value of Inventories recognized through Cost of Sales, and incremental depreciation expense from the preliminary fair value adjustment to Property, Plant and Equipment for the three months ended March 31, 2023 and for the year ended December 31, 2022.

(in millions)	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Pro forma transaction accounting adjustments - Merger:
Inventory step-up flowing through Cost of Sales (i)	-	64.2
Property, Plant and Equipment depreciation step-up (ii)	4.4	17.5
Net pro forma transaction accounting adjustments - Merger to Cost of Sales	$4.4	$81.7

(i)Represents the runoff of inventory from the step-up in fair value of Inventories for the year ended December 31, 2022. The additional costs are not anticipated to affect the combined company condensed combined statement of income (loss) beyond twelve months after the acquisition date.
(ii)Represents incremental depreciation expense relating to the estimated step-up in fair value of the acquired Property, Plant and Equipment. The additional depreciation expense is computed with the assumption that the various categories of assets will be depreciated over a useful life on a straight-line basis, using useful lives ranging from 1 to 25 years. The majority of Property, Plant and Equipment is attributable to Machinery and Equipment, and Buildings and Improvements assets which have estimated weighted average useful lives of 6 years and 9 years, respectively.

(b)Reflects the adjustments to Operating Expenses resulting from incremental amortization expense relating to the estimated fair value of intangible assets recognized in the Merger, incremental depreciation expense relating to the estimated step-up in fair value of the Property, Plant and Equipment, retention bonuses, and transaction costs:

(in millions)	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Pro forma transaction accounting adjustments - Merger:
Incremental change in amortization of intangible assets (i)	$29.5	$113.9
Property, Plant and Equipment depreciation step-up (ii)	1.1	4.4
Retention bonuses (iii)	-	6.0
Transaction costs (iv)	-	4.3
Net pro forma transaction accounting adjustments - Merger to Operating Expenses	$30.6	$128.6
(i)Represents an adjustment to amortization of intangible assets to reflect the fair value of intangible assets acquired. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $4.2 million and $16.9 million for the three months ended March 31, 2023 and the year ended December 31, 2022, respectively.

As disclosed in Note 3 – Acquisitions and Divestitures of the Form 10-Q, acquired intangibles are being amortized using a straight-line method. Preliminary fair value of identifiable intangible assets acquired in the combined company unaudited pro forma condensed combined financial information consists of the following:

(in millions)	Weighted Average Estimated Useful Life (in years)	Preliminary Fair Value
Preliminary fair value of intangible assets acquired:
Customer relationships	14.0	$1,780.0
Trademarks	10.0	340.0
Technology	13.0	104.0
Intangible assets acquired		$2,224.0

(ii)Depreciation expense for Property, Plant and Equipment was estimated based on a straight-line methodology, using useful lives ranging from 1 to 25 years. The majority of Property, Plant and Equipment is attributable to Machinery and Equipment, and Buildings and Improvements assets which have estimated weighted average useful lives of 6 years and 9 years, respectively.
(iii)Represents estimated expense for employee retention bonuses to be incurred by Regal Rexnord subsequent to March 31, 2023. The remaining balance is primarily payable upon completion of six months of service from each employee post-Closing Date. These costs will not affect the combined company condensed combined statement of income (loss) beyond twelve months after the acquisition date.
(iv)Represents additional transaction costs to be incurred by Regal Rexnord subsequent to March 31, 2023. These costs will not affect Regal Rexnord’s combined statements of income beyond twelve months after the acquisition date. Refer to Note 5 – Transaction Costs below for more information.

(c)Reflects the removal of historical Altra Interest Expense for debt settled in connection with the Merger and the incremental Interest Expense related to the Debt Financing:

(in millions)	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Pro forma transaction accounting adjustments- Merger:
Removal of historical Altra Interest Expense (i)	$(16.3)	$(51.8)
Net pro forma transaction accounting adjustments – Merger to Interest Expense	$(16.3)	$(51.8)

Pro forma transaction accounting adjustments – Debt Financing:
Removal of historical Regal Rexnord Interest Expense related to the Private Placement Notes (ii)	$(1.5)	$(14.5)
New Interest Expense on Debt Financing:
Senior Notes (iii)	19.5	300.5
Term Facility (iv)	13.9	58.7
Net pro forma transaction accounting adjustments - Debt Financing to Interest Expense	$31.9	$344.7

(i)Represents an adjustment to remove the historical Altra Interest Expense for Altra’s existing indebtedness that was paid off in connection with the Merger. In connection with the Merger, Regal Rexnord paid to settle (a) Altra’s term loan facility, (b) Altra’s revolving credit facility, and (c) 95.28% of the 6.125% senior notes due 2026 of Stevens Holding Company, Inc., a wholly owned subsidiary of Altra (the “Altra Notes”). Interest Expense associated with the approximately $18.1 million aggregate principal amount of Altra Notes that were not settled remained outstanding following the closing of the Merger.
(ii)     Represents an adjustment to remove historical Interest Expense associated with the paydown of the Private Placement Notes.
(iii)     Represents an adjustment to recognize Interest Expense associated the Interest Expense and amortization of debt issuance costs associated with new debt from the Senior Notes. The Senior Notes were issued on January 24, 2023, therefore, the adjustment for the three months ended March 31, 2023 reflects incremental Interest Expense for the period between the beginning of the period until the Senior Notes were issued
(iv)     Represents an adjustment to recognize Interest Expense associated the Interest Expense and amortization of debt issuance costs associated with the upsized Term Facility. The Term Facility was upsized and drawn on in connection with the Merger on the

Closing Date, therefore, the adjustment for the three months ended March 31, 2023 reflects incremental Interest Expense for the period between the beginning of the period until the Term Facility was upsized and drawn upon. A sensitivity analysis on Interest Expense related to the Term Facility was performed to assess the effect that a change of 0.125% in the hypothetical interest rate would have on Interest Expense. A 0.125% increase or decrease in interest rate would result in a change in Interest Expense on the Term Facility of approximately $0.2 million and $1.1 million for the three months ended March 31, 2023 and the year ended December 31, 2022, respectively.
(d)     Represents an adjustment to remove Interest Income associated with income earned on the investment of the remaining net proceeds of the Senior Notes prior to the close of the Merger during the three months ended March 31, 2023. Prior to the consummation of the Merger, Regal Rexnord used a portion of the proceeds to repay certain outstanding borrowings and invested the remaining net proceeds of approximately $3.6 billion in interest bearing accounts until the Closing Date. Regal Rexnord recognized $29.4 million in Interest Income during the three months ended March 31, 2023, which would not have been recognized if the Merger and the Debt Financing occurred on the first day of Regal Rexnord’s fiscal year 2022.
(e)     Represents an adjustment to record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 21.12% for both the three months ended March 31, 2023 and fiscal year ended December 31, 2022. The total effective tax rate of the combined company could be significantly different depending on the post-merger geographical mix of income and other factors. Because the tax rate used for the combined company unaudited pro forma condensed combined financial statements is an estimate, it will likely vary from the actual rate in periods subsequent to the Merger and those differences may be material.
(f)     Represents the adjustment to weighted average shares outstanding for the three months ended March 31, 2023 and the year ended December 31, 2022 to present pro forma basic and diluted weighted average shares of the combined company using the historical weighted average shares of Regal Rexnord common stock outstanding combined with the additional Regal Rexnord equity awards exchanged in conjunction with the Merger. In connection with the Merger, Regal Rexnord agreed to convert certain equity awards held by Altra employees into Regal Rexnord equity awards. For the three months ended March 31, 2023 and for the year ended December 31, 2022, the weighted average number of shares outstanding during the period was adjusted to give effect to shares that have been issued, as if such shares were outstanding as of the beginning of the period presented. For the three months ended March 31, 2023, the pro forma basic and diluted weighted average shares outstanding are 66.2 million and 66.6 million, respectively. The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share because their effect would have been anti-dilutive. For the year ended December 31, 2022, the pro forma basic and diluted weighted average shares outstanding are 66.7 million and 67.1 million, respectively.
Note 5 – Transaction Costs
Regal Rexnord incurred certain nonrecurring charges in connection with the Merger which are reflected in its historical consolidated statements of income, which are not adjusted in the combined company unaudited pro forma condensed combined financial information. Regal Rexnord incurred transaction-related costs in connection with the Merger of approximately $65.6 million during the three months ended March 31, 2023, which include legal and professional services and certain employee compensation costs, including severance, that were recognized as Operating Expenses in Regal Rexnord’s unaudited Condensed Consolidated Financial Statements as of and for the three months ended March 31, 2023. Altra incurred $2.2 million of transaction-related costs in connection with the Merger during the period of January 1, 2023 through the Closing Date. Certain transaction related fees incurred by Altra of $50.2 million were fully contingent on the consummation of the Merger and as such, were not reflected in Regal Rexnord nor Altra’s historical consolidated statements of income during the three months ended March 31, 2023. During the year ended December 31, 2022, Regal Rexnord incurred $14.7 million and Altra incurred approximately $9.9 million of costs related to the Merger.
During the three months ended March 31, 2023, Regal Rexnord also incurred $15.7 million of share-based compensation expense related to the accelerated vesting of awards for certain former Altra employees.

These costs will not continue to be incurred after the Closing Date and therefore will not adversely affect the combined company’s statements of income beyond twelve months after the Closing Date. Regal Rexnord expects to incur incremental transaction costs related to the Merger after March 31, 2023 which resulted in a pro forma adjustment, see Note 4(b)(iii) and Note 4(b)(iv) for incremental transaction costs expected to be incurred.